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                                                                EXHIBIT 10.20(c)

                             STOCKHOLDERS AGREEMENT


     STOCKHOLDERS AGREEMENT, dated as of November 19, 1996, by and among EPI Technologies, Inc., a Delaware corporation (formerly named "Environmental Purification Industries, Inc.") (the "COMPANY"), the undersigned investors (collectively the "Investors" and individually an "Investor"), and Meridian National Corporation, a Delaware corporation ("Meridian"), (the Investors and Meridian sometimes hereinafter collectively referred to herein as the "Stockholders" or individually as the "Stockholder").

                                    PREAMBLE

     The Investors are purchasing shares of the Company's Common Stock, $.01 par value (the "Common Stock") pursuant to that certain Stock Purchase Agreement of the same date herewith between the Company and the Investors (the "Stock Purchase Agreement"). Meridian holds 100 shares of Common Stock of the Company. One of the conditions to the Closing (as defined in the Stock Purchase Agreement) is the execution of this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I

                              ELECTION OF DIRECTORS

     1.1 ELECTION OF DIRECTORS. At each annual meeting of the stockholders of the Company, or at each special meeting of the stockholders of the Company involving the election of directors of the Company, and at any other time at which stockholders of the Company will have the right to or will vote for or render consent in writing regarding the election of directors of the Company, then and in each event, the Stockholders hereby covenant and agree to vote all shares of capital stock of the Company presently owned or hereafter required by them (whether owned of record or over which any person exercises voting control) in favor of the following actions:

      (a) to fix and maintain the number of directors at four (4);

      (b) to cause and maintain the election to the Board of Directors of the Company of (i) one (1) representative designated by the Investors, who shall be either Spencer Browne, Elliot Smith or an officer of MNP Corporation, and who shall initially be Spencer Browne (an "Investor Director") and (ii) three (3) representatives designated by Meridian who shall initially be Bruce F. Maison, William D. Feniger and James L. Rosino (individually a "Meridian Director" and collectively the "Meridian Directors"). The Investor Director shall be selected by holders of a majority of the outstanding stock owned by the Investors.


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     1.2  REMOVAL. None of the parties entitled to designate directors hereunder shall vote to remove any director designated by any other party or group of Stockholders pursuant hereto, except for bad faith or willful misconduct. Each of the parties hereto shall vote or cause to be voted all shares owned by them or over which they have voting control (i) to remove from the Board of Directors any director designated by any Stockholder or group of Stockholders pursuant hereto at the request of such Stockholder or group of Stockholders, and (ii) to fill any vacancy in the membership of the Board of Directors with a designee of the party whose designee's resignation or removal from the Board caused such vacancy.

     1.3 RESIGNATION. Concurrently with the consummation of a sale of substantially all the shares owned by either the Investors or Meridian an, the sellers shall deliver the resignations of the member(s) of the Board of Directors of the Company who are represented by such seller's interest.

     1.4 NOTICES. The Company shall provide to each party entitled to designate directors hereunder prior written notice of any intended mailing of notice to stockholders for a meeting at which directors are to be elected, and any party entitled to designate directors pursuant hereto shall notify the Company in writing, prior to such mailing, of the person(s) designated by it or them as its or their nominee(s) for election as director(s). If any party entitled to designate directors hereunder fails to give notice to the Company as provided above, it shall be deemed that the designee of such party then serving as director shall be its designee for reelection.

     1.5 MEETINGS. Meetings of the Board of Directors shall be held no less frequently than quarterly.

     1.6 COMMITTEES. Each party entitled to designate directors hereunder hereby agrees that the Company shall not have any executive or similar committee of the Board of Directors unless the Board of Directors unanimously consents to the formation of such committee.


                                   ARTICLE II

                                RIGHT OF CO-SALE

      2.1 RIGHT OF CO-SALE. If Meridian proposes to sell any Shares ("Co-Sale Shares") to a patty or affiliated group (the "transferee"), Meridian shall first give reasonable notice in reasonable detail to each Investor in sufficient time to allow each Investor to participate in the sale on the same terms and conditions as Meridian; provided that if the sale involves a sale by Meridian of fewer than 50% of its present share ownership, such Investor shall be entitled to sell only that proportion of its Shares which is equal to the proportion of Shares being sold by Meridian. To the extent any prospective purchaser or purchasers refuses to purchase shares from an Investor exercising its rights of co-sale hereunder, Meridian shall not sell to such prospective purchaser or purchasers any Shares unless and until, simultaneously with such sale, Meridian shall purchase the offered shares from the Investor.

     Notwithstanding the foregoing, the provisions of Section 2 shall not apply to (i) any pledge of Co-Sale Shares made pursuant to a bona tide loan transaction that creates a mere security interest, provided that (A) Meridian shall inform the Investors of such pledge prior to effecting it and (B) the

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pledgee shall furnish the Investors with a written agreement to be bound by and comply with all provisions of Section 2, (ii) the sale of any Co-Sale Shares to the public pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"); or (iii) the sale of any Co-Sale Shares to the Company.

     2.2 DRAG-ALONG RIGHTS. If at any time any one or more of the Stockholders (the "Seller(s)") shall propose to undertake a sale of fifty percent (50%) or more of the Company's then issued and outstanding shares of capital stock to a single person (other than an Affiliate of Meridian as defined in the Stock Purchase Agreement) in a single transaction or series of related transactions (a "Proposed Transaction"), then each Stockholder other than the Seller(s) (a "Minority Stockholder") shall, if requested by such Seller(s), sell all of his Shares in such transaction on the same terms and for the same consideration, subject to the provisions of this Section. Such Seller(s) shall give each Minority Stockholder written notice of any Proposed Transaction (the "Drag-Along Notice') at least thirty (30) days prior to the date on which such transaction shall be consummated, including the terms and conditions thereof, and each Minority Stockholder shall have the obligation to sell his Shares on such same terms and conditions in accordance with the instructions set forth in such notice, provided that the consideration to he paid to each such Minority Stockholder shall be an amount in cash not less than the Fair Market Value (as defined below) of such Shares. In such event, each Minority Stockholder shall deliver the Share certificate(s) (accompanied by duly executed stock powers or other instrument of transfer duly endorsed in blank) representing the Shares to the Company or to an agent designated by the Company, for the purpose of effectuating the transfer of the Shares to the purchaser and the disbursement of the proceeds of such transactions to the Minority Stockholder(s). The Company may, at its option, deposit the consideration payable for the Shares with a depository designated by it and thereafter each Share certificate shall represent only the right to receive the consideration payable in the transaction.

For purposes of this Section 2.2, "Fair Market Value" of a Minority Stockholder's Shares shall be determined as set forth herein. A Minority Stockholder may, within five (5) days of receiving the Drag-Along Notice, deliver written notice to the Seller(s) (an "Objection Notice") stating that the proposed price is lower than the fair market value of his Shares. If no Objection Notice is delivered within such period, then the purchase price per Share shall be the proposed price. If an Objection Notice is delivered within such time period, then, within five (5) days of delivery of the Objection Notice, the Seller(s) and the Minority Stockholder(s) shall each appoint a recognized appraisal firm who shall agree on and appoint a third independent recognized appraiser (the "Independent Appraiser"). The Independent Appraiser shall, within twenty (20) days of its appointment, make a determination of the fair market value of the Shares, irrespective of any accounting treatment or any premium or discount for majority or minority ownership position or any discounts for lack of marketability, lack of control, market blockage, security laws or other restrictions on sale, or the like. The determination of Fair Market Value in accordance with the foregoing procedures shall be final and binding upon the Seller(s) and the Minority Stockholder(s).

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                                   ARTICLE III

                              MISCUE MISCELLANEOUS

     3.1 TRANSFER OF STOCK. Each Investor agrees not to Transfer any of his shares of capital stock of the Company unless a majority of the members of the Board of Directors of the Company determines, in advance, in the exercise of their reasonable business judgment, that the holding of the shares by the proposed transferee would not be "contrary to the reasonable best interests of the Company". For purposes of this Section, "contrary to the reasonable best interests of the Company" means that the proposed transfer would subject the Company to substantial (I) competitive harm or (ii) regulatory risk to its business or similar substantial adverse effects. In addition, the transferee shall agree in writing to be bound by the terms and conditions of this Agreement, execute a counterpart of this Agreement and comply with applicable law in connection with such transfer. A determination by the Board of Directors not to permit a requested transfer shall be in writing and shall set forth the reasons for such determination. For purposes of this Agreement, "Transfer" includes any sale, gift, assignment or other transfer or encumbrance, whether or not for value, including involuntary transfers, of any shares of capital stock of the Company.

      3.2 WORKING CAPITAL: GUARANTIES. Meridian will continue to maintain its current level of working capital support to the Company. Meridian will not revoke any guaranties heretofore made by Meridian of any indebtedness or obligations of the Company.

      3.3 DURATION OF AGREEMENT. The rights and obligations of the Company and each Stockholder under this Agreement shall terminate on the earliest to occur of the following: (a) immediately prior to the consummation of the first underwritten public offering by the Company pursuant to an effective registration statement under the Securities Act of 1933 of any of its equity securities for its own account in which the aggregate gross proceeds to the Company equal or exceed $3,000,000, or when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the 1934 Act, whichever event shall first occur, (b) immediately prior to the consummation of the sale of all, or substantially all, of the Company's assets or capital stock or a merger, consolidation, reorganization or other business combination of the Company which results in the transfer of more than 50% of the voting securities of the Company, or (c) the fifth anniversary hereof.

     3.4 LEGEND. Each certificate representing shares of Common Stock shall bear the following legend, until such time as the shares of Common Stock represented thereby are no longer subject to the provisions hereof:

     "THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT. TRANSFER OF THESE SHARES IS FURTHER RESTRICTED AS PROVIDED IN A STOCK PURCHASE AGREEMENT, A REGISTRATION RIGHTS AGREEMENT AND A STOCKHOLDERS AGREEMENT, ALL DATED NOVEMBER 19, 1996, COPIES OF WHICH ARE AVAILABLE AT THE COMPANY'S OFFICE."

     3.5 SEVERABILITY: GOVERNING LAW. If any provisions of this Agreement shall be determined to be illegal or unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Ohio.

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     3.6   INJUNCTIVE RELIEF. It Is acknowledged that it will be impossible to measure the damages that would be suffered by the nonbreaching party if any party fails to comply with the provisions of this Agreement and that in the event of any such failure, the nonbreaching parties will not have an adequate remedy at law. The non-breaching parties shall, therefore, be entitled to obtain specific performance of the breaching party's obligations hereunder and to obtain immediate injunctive relief. the breaching party shall not urge, as a defense to any proceeding for such specific performance or injunctive relief, that the nonbreaching parties have an adequate remedy at law.

     If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

      3.7 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assignees, legal representatives and heirs. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. The administrator, executor or legal representative of any deceased, juvenile or incapacitated Stockholder shall have the right to execute and deliver all documents and perform all acts necessary to exercise and perform the rights and obligations of such Stockholder under the terms of this Agreement.

      3.8 MODIFICATION OR AMENDMENT. Neither this Agreement nor any provisions hereof can be modified, amended, changed, discharged or terminated except by an instrument in writing, signed by the Stockholders of at least a majority of the shares of capital stock then subject to this Agreement held by Stockholders, together with the consent of Investors holding at least 75% of the outstanding shares of Common Stock held by all Investors.

     3.9 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall he deemed to be an original. but all of which taken together shall constitute one and the same instrument.

     3.10 Notices. All notices to be given to any party shall he in writing and delivered by hand in person, or by express overnight courier service, or by electronic facsimile transmission (with a copy sent by first-class mail, postage prepaid), or by registered or certified mail, return receipt requested, postage prepaid, addressed (a) if to an Investor, at such Investor's address set forth on the books of the Company, or at such other address as such Investor shall have furnished to the Company in writing, or (b) if to the Company, at the
Company's current address (Attention:   President) at or at such other address
as the Company shall have furnished to the Investors.

     All such notices shall, when mailed or telegraphed, he effective when received or when attempted delivery is refused.

     3.11 NO OTHER AGREEMENTS. Each Stockholder represents that he has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement, and no holder of Shares shall grant any proxy or become party to any


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voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement.

     3.12 CERTIFICATE OF INCORPORATION AND BYLAWS. The certificate of incorporation and bylaws of the Company may he amended in any manner permitted thereunder, except that neither the certificate nor the bylaws shall be amended in any manner that would conflict with, or be inconsistent with, the provisions of this Agreement.




     IN WITNESS WHEREOF, the Company, the Investors and Meridian have executed this agreement in counterparts as of the date first above specified.

                                   EPI TECHNOLOGIES, INC.


                                   By:  /s/ Bruce F. Maison
                                       ---------------------------------------
                                   Its: President
                                       ---------------------------------------


                                   INVESTORS:

                                    /s/ Spencer Browne
                                   -------------------------------------------
                                   SPENCER BROWNE


                                   MNP CORPORATION

                                   By:  /s/ Larry Berman
                                      ----------------------------------------
                                        Larry Berman, President

                                        Elliot Smith
                                      ----------------------------------------
                                        ELLIOT SMITH


                                   MERIDIAN NATIONAL CORPORATION

                                   By:  /s/ William D. Feniger
                                      ----------------------------------------
                                   Its: Chief Executive Officer
                                       ---------------------------------------